 Exhibit 99.1

Entrepreneur Universe Bright Group Reports First Quarter 2026 Financial Results

XI'AN, China, May 15, 2026 /PRNewswire/ -- Entrepreneur Universe Bright Group ("EUBG" or the "Company"), a Nevada corporation, reported its unaudited financial results for the three months ended March 31, 2026.

First Quarter 2026 Financial Highlights

- Revenue: $737,844 for the first quarter of 2026, compared to $961,954 for the first quarter of 2025.

- Net Income: $77,879 for the first quarter of 2026, compared to $183,485 for the first quarter of 2025.

- Total Comprehensive Income: $83,137 for the first quarter of 2026, compared to $185,195 for the prior-year period.

- Cash Position: Cash and cash equivalents were approximately $10.61 million as of March 31, 2026.

Business Overview

EUBG provides digital marketing consultancy services through its wholly-owned PRC subsidiary. The Company focuses on delivering marketing consulting and related services to enterprises in China, supporting brand development and customer acquisition through online and integrated service solutions.

During the first quarter of 2026, the Company continued to optimize its service structure and expand selected business initiatives, including a recent acquisition of 100% of the equity interests in a Hong Kong entity, Heng Ying International Investment Limited. This acquisition permits the Company to engage in commercial lending activities once its Money Lenders License is renewed, which is expected around June 2026.

Strategic Outlook

EUBG continues to focus on strengthening its consulting capabilities, improving operational efficiency, and enhancing long-term competitiveness.

The Company is also evaluating strategic expansion opportunities, including selected fintech-related initiatives through its recently acquired Hong Kong subsidiary, HengYing International Investment Limited.

In addition, on February 25, 2026, the Company effected a 1-for-10 reverse stock split, further aligning its capital structure with long-term strategic objectives.

Management Commentary

Mr. Guolin Tao, CEO of EUBG, stated:

"Although our first quarter results reflected a more cautious operating environment and adjustments in certain service lines, we continued to maintain profitability and a strong cash position.

We remain focused on disciplined execution, operational optimization, and long-term strategic development. Looking ahead, we will continue enhancing our consulting service capabilities while prudently evaluating new business opportunities that support sustainable growth."

About Entrepreneur Universe Bright Group

Entrepreneur Universe Bright Group is a Nevada holding company that conducts its operations through its wholly-owned subsidiaries in Hong Kong and mainland China. The Company primarily engages in consulting and marketing services in China with support from its Hong Kong subsidiary.

For more information, please visit: www.eubggroup.com

Investor Relations Contact

Company Name: Entrepreneur Universe Bright Group

Phone: +86-029-86100263

Website: www.eubggroup.com

Safe Harbor Statement

This press release contains projections and “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 related to the Company’s business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are not historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; future business development; financial condition and results of operations; product and service demand and acceptance; competition and pricing pressures; changes in technology; government regulations; fluctuations in economic and business conditions in China; and assumptions underlying or related to any of the foregoing and other risks contained in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.